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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-59735, Form S-4 Nos. 333-58429, 333-58787, 333-58815 and
333-58877 and Form S-8 Nos. 2-95291, 33-24370, 33-40728, 33-58469, 33-58979,
333-05281, 333-05335, 333-10701, 333-10683, 333-21651, 333-24265, 333-28091,
333-28089, 333-29685, 333-30643, 333-43675, 333-43677, 333-43943, 333-49909,
333-50665, 333-53019, 333-53021 and 333-60497) of Regions Financial Corporation
of our report dated January 31, 1997, with respect to the consolidated balance sheet of Southwest Bancshares, Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996, which report is included in the Current Report on Form 8-K filed by Regions Financial Corporation related to their acquisition of First Commercial Corporation.


                                                 /s/ Kemp & Company

Little Rock, Arkansas
August 11, 1998


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